Exhibit 4(v)



                              CERTIFICATE OF TRUST
                                       OF
                        EMPIRE DISTRICT ELECTRIC TRUST II



     This Certificate of Trust of Empire District Electric Trust II (the "Trust"), dated February 6, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is "Empire District Electric Trust II."

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are as follows:

                  The Bank of New York (Delaware)
                  White Clay Center
                  Route 273
                  Newark, Delaware  19711

     3. Effective Date. This Certificate of Trust shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.

     In Witness Whereof, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.



                              WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Property Trustee


                              By:   /s/ Michael T. Lechner
                                    --------------------------------------------
                                    Name:  Michael T. Lechner
                                    Title:    Corporate Trust Officer


                              THE BANK OF NEW YORK (DELAWARE),
                              as Delaware Trustee


                              By:   /s/ Patrick Burns
                                    --------------------------------------------
                                    Name: Patrick Burns
                                    Title:    Senior Vice President


                              /s/ Myron W. McKinney
                              --------------------------------------------------
                              Myron W. McKinney, as Administrative Trustee


                              /s/ David W. Gibson
                              --------------------------------------------------
                              David W. Gibson, as Administrative Trustee



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